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                                                                    EXHIBIT 99.1


(BW) (NAB-ASSET-CORP) (NABC) NAB Asset Corporation

         Business Editors

         On March 16th, 2001, NAB Asset Corporation (the "Company") entered into a stock purchase agreement with Centex Financial Services, Inc. Pursuant to the stock purchase agreement, the Company agreed to issue to Centex Financial a number of shares of common stock of the Company equal to 49.9% of the issued and outstanding common stock of the Company following redemption of approximately
2.6 million shares of the Company's common stock. Under the stock purchase agreement, at closing Centex Financial will (i) pay $0.125 (subject to certain negative adjustments not to exceed $50,000 in the aggregate) multiplied by the number of shares of common stock to be redeemed by the Company, which will be paid to those shareholders whose shares are redeemed, and (ii) pay to the Company an amount sufficient to satisfy certain outstanding debts and claims of the Company.

         As part of the stock purchase agreement, the Company has agreed to solicit acceptances of a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code from the Company's shareholders that encompasses the transactions described above following receipt of required Securities and Exchange Commission approvals. Once the Company has received the requisite consents necessary to satisfy applicable bankruptcy code requirements, the Company has agreed to file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the bankruptcy court. Consummation of the transactions contemplated by the stock purchase agreement is contingent upon approval of the plan of reorganization by the bankruptcy court as well as satisfaction of certain other conditions under the stock purchase agreement. The Company anticipates that its trade creditors will continue to be paid in the ordinary course of business both before and after the bankruptcy filing.

         As a result of the transactions contemplated by the stock purchase agreement, Centex Financial will own a majority of the issued and outstanding common stock of the Company following the closing.

         NAB Asset Corporation is a financial services company engaged in residential mortgage banking. NAB Asset Corporation primarily conducts its operations through its subsidiary, Mortgage Portfolio Services, Inc.

         The Company will be filing a proxy statement and other relevant documents concerning the transactions contemplated by the plan of reorganization and stock purchase agreement with the Securities and Exchange Commission. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. After it is cleared by the SEC, the proxy statement will be available free of charge on the SEC's website (www.sec.gov) or from the Company. The Company and its directors and executive officers may be deemed, under SEC rules, to be soliciting consents from the Company's stockholders in favor of the plan of reorganization. Information regarding these persons is available in the Company's filings with the SEC and is available free of charge at the SEC website and public references rooms or from the Company.

         This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results to differ materially from the Company's expectations. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions or other factors affecting such statements.